As filed with the Securities and Exchange Commission on May 10, 2022

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4
Registration Statement

Under
the Securities Act of 1933

INTER & CO, INC.

(Exact Name of Registrant as Specified in its Charter)

N/A
(Translation of Registrant’s Name into English)

Cayman Islands	6029	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Av Barbacena, 1.219, 22nd Floor
Belo Horizonte, Brazil, ZIP Code 30 190-131
Telephone: +55 (31) 2138-7978
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global, Inc.
122 East 42nd Street, 18th floor
New York, NY, 10168
United States
Telephone: +1 212 947 7239
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:
Francesca L. Odell
Jonathan Mendes de Oliveira
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2530

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-260701

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

This Registration Statement relates to the post-effective amendment No. 3 to the Registration Statement on Form F-4 (File No. 333-260701) (the “Prior Registration Statement”), declared effective on May 4, 2022 by the Commission, and is being filed for the purpose of registering additional securities in an amount that does not exceed 20% of the Proposed Maximum Aggregate Offering Price of securities remaining available for issuance under the Prior Registration Statement. The Registrant hereby incorporates by reference into this Registration Statement on Form F-4 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinion and consents are listed on the Exhibit Index included herein, and are filed with this Registration Statement.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit No.	Exhibit
5.1	Opinion of Maples and Calder, Cayman Islands counsel of Inter & Co, as to the validity of the Class A Common Shares

5.2	Opinion of Machado, Meyer, Sendacz e Opice Advogados, Brazilian counsel of Inter & Co, as to the validity of the BDRs being registered

23.1	Consent of KPMG Auditores Independentes Ltda. with respect to the consolidated financial statements

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	Consent of Machado, Meyer, Sendacz e Opice Advogados (included in Exhibit 5.2)

24.1*	Power of Attorney (filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form F-4 (File No. 333-260701) on November 3, 2021)

107	Exhibit Filing Fees

*            Previously filed

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SIGNATURES OF INTER & CO, INC.

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belo Horizonte, Brazil, on May 10, 2022.

INTER & CO, INC.

By:	/s/ João Vitor N. Menin T. de Souza
Name: João Vitor N. Menin T. de Souza
Title: Chief Executive Officer

By:	/s/ Helena Lopes Caldeira
Name: Helena Lopes Caldeira
Title: Chief Financial and Investors Relation Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated in respect of Inter & Co, Inc. on May 10, 2022.

Name		Title	Date
By:	/s/ João Vitor N. Menin T. de Souza	Chief Executive Officer	May 10, 2022
João Vitor N. Menin T. de Souza

By:	/s/ Helena Lopes Caldeira	Chief Financial Officer and Investors	May 10, 2022
Helena Lopes Caldeira		Relation Officer

By:	*	Director	May 10, 2022
Rubens Menin Teixeira de Souza

By:	*	Director	May 10, 2022
Maria Fernanda Nazareth Menin Teixeira de Souza Maia

Cogency Global, Inc. Authorized Representative in the United States		Sr. Vice President	May 10, 2022

By:	/s/ Colleen A. De Vries
Colleen A. De Vries

* By attorney-in-fact:

By:	/s/ Helena Lopes Caldeira
Name: Helena Lopes Caldeira

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